BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON MARCH 01, 2018

1.            Date, Time and Place: Meeting held on March 01, 2018, at 9:00 am, by conference call.

2.            Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws, with the presence of the totality of the members of the Board of Directors: Mr. Abilio dos Santos Diniz (“Mr. Abilio Diniz”), Mrs. Flavia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Francisco Petros Oliveira Lima Papathanasiadis (“Mr. Francisco Petros”), Mr. José Aurélio Drummond Jr. (“Mr. José Drummond”), Mr. José Carlos Reis de Magalhães Neto (“Mr. José Magalhães”), Mr. Luiz Fernando Furlan (“Mr. Luiz Furlan”), Mr. Marcos Guimarães Grasso (“Mr. Marcos Grasso”), Mr. Walter Fontana Filho (“Mr. Water Fontana”) and Mr. Walter Malieni Jr. (“Mr. Walter Malieni”).

3.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

4.            Agenda: (i) Approval of call notice of an Extraordinary General Shareholders’ Meeting to resolve on the modification of the Bylaws; and (ii) Approval of modification of the Proposal of the Board of Directors analyzed by the Board of Directors on meeting held on February 22, 2018.

5.            Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Approval of call notice of an Extraordinary General Shareholders’ Meeting to resolve on the modification of the Bylaws. The members of the Board of Directors, by unanimous votes, approved the call notice of an Extraordinary General Shareholders’ Meeting, to be held jointly with the Ordinary General Shareholders’ Meeting, to resolve on the amendment of Article 30, Paragraph 3, of the Company´s Bylaws, to provide that the meetings of the Fiscal Council shall be held periodically, according with the provision of the Internal Rules of that body.

5.2.       Approval of modification of the Proposal of the Board of Directors analyzed by the Board of Directors on meeting held on February 22, 2018. The members of the Board of Directors, by unanimous votes, approved the following modifications of the Proposal of the Board of Directors analyzed by the Board of Directors on meeting held on February 22, 2018: (i) appointment, to integrate the Fiscal Council, pursuant to request of shareholder Fundação Petrobras de Seguridade Social – Petros, of Mr. André Vicentini, as effective member, and Mr. Valdecyr Maciel Gomes, as alternate member, in substitution, respectively, to Messrs. Antonio Carlos Rovai and Dóris Beatriz França Wilhelm; and (ii) inclusion of the resolution object of the Extraordinary General Shareholders’ Meeting mentioned in item 5.1 above.

Extract of the Minutes of the Extraordinary Meeting of the Board of Directors held on March 01, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON MARCH 01, 2018

5.3.       Approval of postponement of date of the Company’s Ordinary General Shareholders’ Meeting. After formal consultation by e-mail to the members of the Board of Directors on February 28, 2018, the totality of such members approved the postponement of the Company’s Ordinary General Shareholders’ Meeting to a date to be opportunely defined in the extraordinary meeting of the Board of Directors to be held on March 05, 2018 at 10:00 a.m.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

7.            Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 25 and 26, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, March 01, 2018.

Larissa Brack Secretary

Extract of the Minutes of the Extraordinary Meeting of the Board of Directors held on March 01, 2018